                                                                   EXHIBIT 23.03


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of AT&T Corp. (the "Company") on Amendment No. 1 to Form S-4 of our report dated January 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Company, as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


                                     /s/ Coopers & Lybrand L.L.P.
                                     Coopers & Lybrand L.L.P.



New York, New York
April 27, 1998